COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION
Earnings Per Share 76 Cents, Up 9 Percent from First Quarter 2013
Average Total Loan Growth Continues - Driven by a $337 Million Increase
in Commercial Loans
Noninterest Income Up $8 Million, or 5 Percent, from First Quarter 2013
Share Repurchases, Combined with Dividends, Returned 72 Percent of
Second Quarter 2013 Net Income to Shareholders
DALLAS/July 16, 2013 -- Comerica Incorporated (NYSE: CMA) today reported second quarter 2013 net income of $143 million, compared to $134 million for the first quarter 2013. Earnings per diluted share were 76 cents for the second quarter 2013, compared to 70 cents for the first quarter 2013.

(dollar amounts in millions, except per share data)	2nd Qtr '13		1st Qtr '13	2nd Qtr '12
Net interest income (a)	$414		$416	$435
Provision for credit losses	13		16	19
Noninterest income	208		200	211
Noninterest expenses	416		416	434	(b)
Provision for income taxes	50		50	50

Net income	143		134	143

Net income attributable to common shares	141		132	141

Diluted income per common share	0.76		0.70	0.73

Average diluted shares (in millions)	187		187	194

Tier 1 common capital ratio (d)	10.41%	(c)	10.37%	10.39%
Basel III Tier 1 common capital ratio (d) (e)	10.1		10.1	10.0
Tangible common equity ratio (d)	10.04		9.86	10.31

(a)
Included accretion of the purchase discount on the acquired loan portfolio of $7 million ($4 million, after tax), $11 million ($7 million, after tax) and $18 million ($11 million, after tax) in the second quarter 2013, first quarter 2013 and second quarter 2012, respectively.

(b)	Included restructuring expenses of $8 million ($5 million, after tax), associated with the 2011 acquisition of Sterling Bancshares, Inc.

(c)	June 30, 2013 ratio is estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Estimated ratios based on the standardized approach in the final rule and assuming the election to exclude most elements of accumulated other comprehensive income (AOCI).

"Average loan growth and fee growth, expense control and continued solid credit quality, contributed to our 9 percent increase in earnings per share in the second quarter," said Ralph W. Babb Jr., chairman and chief executive officer. "Average total loans grew $276 million compared to the first quarter, and reflected an increase of $337 million, or 1 percent, in commercial loans. Our Middle Market business lines across all three of our major geographies were a key contributor to our loan growth in the second quarter. Overall, customers remain cautious, but relatively more positive, in this slow growing economy.
"Economic indicators in Texas and California are positive, with job growth in both markets above the U.S. average, while increased auto production and sales have strengthened the Michigan economy. We are well positioned in our primary markets, where our relationship-based approach and experience combine to make a positive difference for our customers.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 2

"Our capital position continues to be a source of strength to support our growth. We repurchased 1.9 million shares in the second quarter under the share repurchase program and combined with dividends, returned 72 percent of second quarter net income to shareholders."
Second Quarter 2013 Compared to First Quarter 2013

•
Average total loans increased $276 million, or 1 percent, to $44.9 billion, primarily reflecting an increase of $337 million, or 1 percent, in commercial loans, partially offset by a decrease of $67 million, or 1 percent, in combined commercial mortgage and real estate construction loans. The increase in commercial loans was primarily driven by increases in general Middle Market and National Dealer Services, partially offset by a decrease in Corporate Banking. Period-end total loans increased $392 million to $45.5 billion, primarily reflecting a $678 million increase in commercial loans, partially offset by a $227 million decrease in combined commercial mortgage and real estate construction loans.

•
Average investment securities available-for-sale decreased $228 million, or 2 percent, to $9.8 billion, primarily reflecting a slowing of reinvestments related to paydowns on mortgage-backed investment securities. Period-end investment securities decreased $655 million, or 6 percent, to $9.6 billion, primarily reflecting both a slowing of reinvestments related to paydowns and a $219 million decrease in net unrealized gains on mortgage-backed investment securities due to rising interest rates during the period.

•
Average total deposits increased $756 million, or 1 percent, to $51.4 billion, primarily reflecting increases of $570 million, or 3 percent, in noninterest-bearing deposits and $250 million, or 1 percent, in money market and interest-bearing checking accounts. The increase in average noninterest-bearing deposits primarily reflected increases in Corporate Banking and the Financial Services Division. Period-end total deposits decreased $862 million to $51.3 billion, reflecting a decrease of $907 million in noninterest-bearing deposits.

•
Net interest income remained relatively stable at $414 million in the second quarter 2013, compared to $416 million in the first quarter 2013, as one additional day in the second quarter and loan growth partially offset a decrease in accretion and lower loan yields due to shifts in the loan portfolio mix.

•	The provision for credit losses decreased $3 million to $13 million in the second quarter 2013, compared to $16 million in the first quarter 2013, reflecting strong credit quality.

•
Noninterest income increased $8 million to $208 million in the second quarter 2013, compared to $200 million in the first quarter 2013, reflecting broad-based growth in several categories as well as an annual incentive received from our third-party credit card provider.

•
Noninterest expenses of $416 million in the second quarter 2013 were unchanged compared to the first quarter 2013, primarily reflecting a $6 million decrease in salaries expense, offset by a $4 million write-down on other foreclosed assets and a $2 million increase in outside processing fee expense.

•
The provision for income taxes was stable at $50 million for the second quarter 2013. The effective tax rate decreased to 25.8 percent for the second quarter 2013, compared to 27.1 percent in the first quarter 2013, primarily reflecting a $2 million net benefit in the second quarter 2013 from certain discrete tax items.

•
Comerica repurchased 1.9 million shares of common stock ($72 million) in the second quarter 2013 under the share repurchase program. Combined with dividends, 72 percent of net income was returned to shareholders in the second quarter 2013.

•	Capital remained solid at June 30, 2013, as evidenced by an estimated Tier 1 common capital ratio of 10.41 percent and a tangible common equity ratio of 10.04 percent.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 3

Net Interest Income

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net interest income	$414	$416	$435

Net interest margin	2.83%	2.88%	3.10%

Selected average balances:
Total earning assets	$58,928	$58,607	$56,652
Total loans	44,893	44,617	43,228
Total investment securities	9,793	10,021	9,728
Federal Reserve Bank deposits (excess liquidity)	3,968	3,669	3,463

Total deposits	51,448	50,692	48,672
Total noninterest-bearing deposits	22,076	21,506	20,128

•	Net interest income of $414 million in the second quarter 2013 decreased $2 million compared to the first quarter 2013.

◦	One additional day in the second quarter 2013 increased net interest income by $4 million.

◦	An increase in loan volumes increased net interest income by $2 million.

◦
A decrease in funding costs increased net interest income by $1 million, primarily reflecting the maturity of debt in the second quarter 2013 and a decline in the rate paid on total average interest-bearing deposits of 2 basis points.

◦	A decrease in the accretion of the purchase discount on the acquired loan portfolio decreased net interest income by $4 million.

◦	Lower loan yields due to shifts in the loan portfolio mix decreased net interest income by $4 million.

◦	Lower reinvestment yields on mortgage-backed investment securities and a decrease in average balances decreased net interest income by $1 million.

•
Average earning assets increased $321 million in the second quarter 2013, compared to the first quarter 2013, primarily reflecting increases of $299 million in excess liquidity and $276 million in average loans, partially offset by a $228 million decrease in average investment securities available-for-sale.

•
The net interest margin of 2.83 percent decreased 5 basis points compared to the first quarter 2013. The decrease in net interest margin was primarily due to lower accretion on the acquired loan portfolio (3 basis points), lower loan yields (2 basis points) and an increase in excess liquidity (1 basis point), partially offset by lower funding costs (1 basis point).

Noninterest Income
Noninterest income increased $8 million to $208 million for the second quarter 2013, compared to $200 million for the first quarter 2013. Customer-driven fee income increased $4 million and noncustomer-driven income increased $4 million. The increase in customer-driven fee income was primarily due to a $3 million increase in customer derivative income and broad-based increases across most customer-driven fee income categories, partially offset by a $2 million decrease in service charges on deposit accounts from high first quarter 2013 levels. The increase in noncustomer-driven income was primarily due to a $6 million annual incentive received in the second quarter 2013 from Comerica's third-party credit card provider, partially offset by a second quarter 2013 securities loss of $2 million.
Noninterest Expenses
Noninterest expenses of $416 million in the second quarter 2013 were unchanged compared to the first quarter 2013, as a $6 million decrease in salaries expense was offset by a $4 million write-down on other foreclosed assets and a $2 million increase in outside processing fee expense. The decrease in salaries expense was primarily due to decreases in incentive and stock based compensation and lower staffing levels, partially offset by the impact of merit increases and one additional day in the quarter.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 4

Credit Quality
"Credit quality was solid in the second quarter, with net charge-offs of 15 basis points, which is the lowest level since the first quarter of 2007," said Babb. "Nonaccrual loans also decreased, as did watch list loans. These positive metrics are indicative of our strong credit culture and have resulted in a $3 million decrease in the provision for credit losses."

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net credit-related charge-offs	$17	$24	$45
Net credit-related charge-offs/Average total loans	0.15%	0.21%	0.42%

Provision for credit losses	$13	$16	$19

Nonperforming loans (a)	471	515	747
Nonperforming assets (NPAs) (a)	500	555	814
NPAs/Total loans and foreclosed property	1.10%	1.23%	1.85%

Loans past due 90 days or more and still accruing	$20	$25	$43

Allowance for loan losses	613	617	667
Allowance for credit losses on lending-related commitments (b)	36	36	36
Total allowance for credit losses	649	653	703

Allowance for loan losses/Period-end total loans	1.35%	1.37%	1.52%
Allowance for loan losses/Nonperforming loans	130	120	89

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Nonaccrual loans decreased $45 million, to $449 million at June 30, 2013, compared to $494 million at March 31, 2013.

•	Internal watch list loans decreased $224 million, to $2.9 billion at June 30, 2013, compared to $3.1 billion at March 31, 2013.

•	During the second quarter 2013, $37 million of borrower relationships over $2 million were transferred to nonaccrual status, an increase of $3 million from the first quarter 2013.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $62.9 billion and $6.9 billion, respectively, at June 30, 2013, compared to $64.9 billion and $7.0 billion, respectively, at March 31, 2013. The $2.0 billion decrease in total assets primarily reflected decreases of $1.9 billion in excess liquidity and $655 million in investment securities available-for-sale, partially offset by a $392 million increase in loans. Common shareholders' equity included a $128 million increase in accumulated other comprehensive loss, primarily reflecting a temporary unrealized loss on investment securities available-for-sale of $142 million, net of tax, largely due to the impact of rising rates on the fair value of mortgage-backed investment securities.
There were approximately 185 million common shares outstanding at June 30, 2013. Diluted weighted average shares of 187 million at June 30, 2013 were unchanged compared to March 31, 2013, as the impact of the repurchase of $72 million of common stock (1.9 million shares) under the share repurchase program during the second quarter 2013 was offset by the impact of an increase in share dilution from options and warrants due to an increase in Comerica's stock price. Combined with the dividend of $0.17 per share, share repurchases under the share repurchase program and dividends returned 72 percent of second quarter 2013 net income to shareholders.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 5

Comerica's tangible common equity ratio was 10.04 percent at June 30, 2013, an increase of 18 basis points from March 31, 2013. The estimated Tier 1 common capital ratio increased 4 basis points, to 10.41 percent at June 30, 2013, from March 31, 2013. The estimated Tier 1 common ratio under fully phased-in Basel III capital rules was 10.1 percent percent at June 30, 2013, assuming the election to exclude most elements of AOCI. If the option to exclude most elements of AOCI is not elected, the estimated ratio would be 9.3 percent.
Full-Year 2013 Outlook
For full-year 2013, management expects the following compared to full-year 2012, assuming a continuation of the current slow growing economic environment:

•	Continued growth in average loans at a slower pace, with economic uncertainty impacting demand and a continued focus on maintaining pricing and structure discipline in a competitive environment.

•
Lower net interest income, reflecting both a decline in purchase accounting accretion and the effect of continued low rates. Loan growth should partially offset the impact of low rates on loans and securities. Purchase accounting accretion is expected to be $25 million to $30 million for full-year 2013, compared to $71 million in full-year 2012.

•
Provision for credit losses declining, reflecting lower nonperforming loans and net charge-offs, partially offset by loan growth. The provision for credit losses for the second half of 2013 is expected to be similar to the provision for the first six months of 2013.

•
Customer-driven noninterest income relatively stable, reflecting cross-sell initiatives partially offset by regulatory pressures on certain fees. Outlook does not include expectations for non-customer driven income.

•	Lower noninterest expense, reflecting further cost savings due to tight expense control and no restructuring expenses. Full-year 2012 included restructuring expenses of $35 million.

•	Effective tax rate of approximately 27.5 percent.
Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at June 30, 2013 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses second quarter 2013 results compared to first quarter 2013.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	2nd Qtr '13		1st Qtr '13		2nd Qtr '12
Business Bank	$207	85%	$198	85%	$206	84%
Retail Bank	11	5	10	4	19	8
Wealth Management	24	10	25	11	20	8
	242	100%	233	100%	245	100%
Finance	(98)		(98)		(92)
Other (a)	(1)		(1)		(10)
Total	$143		$134		$143
(a) Includes items not directly associated with the three major business segments or the Finance Division.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 6

Business Bank

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net interest income (FTE)	$372	$375	$379
Provision for credit losses	10	20	12
Noninterest income	80	77	83
Noninterest expenses	147	146	151
Net income	207	198	206

Net credit-related charge-offs	11	16	26

Selected average balances:
Assets	36,017	35,780	34,373
Loans	34,955	34,753	33,449
Deposits	25,987	25,514	24,143

•	Average loans increased $202 million, primarily reflecting increases in National Dealer Services and general Middle Market, partially offset by a decrease in Corporate Banking.

•	Average deposits increased $473 million, primarily reflecting increases in Corporate Banking and Commercial Real Estate.

•
Net interest income decreased $3 million, primarily due to a decrease in accretion of the purchase discount on the acquired loan portfolio, lower loan yields and a decrease in funds transfer pricing (FTP) credits, partially offset by the benefit provided by an increase in average loans and one additional day in the quarter.

•
The provision for credit losses decreased $10 million, primarily reflecting a decrease in Middle Market, partially offset by an increase in Mortgage Banker Finance. The decrease in Middle Market primarily reflected decreases in Technology and Life Sciences, Environmental Services and Energy.

•
Noninterest income increased $3 million, primarily due to an increase in income from principal investing and warrants and small increases in several other noninterest income categories, partially offset by a decrease in service charges on deposit accounts from high first quarter 2013 levels.

•
Noninterest expenses increased $1 million, primarily due to a $4 million write-down on other foreclosed assets and an increase in outside processing fee expense, partially offset by a decrease in salaries expense.

Retail Bank

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net interest income (FTE)	$154	$155	$161
Provision for credit losses	5	6	3
Noninterest income	46	41	47
Noninterest expenses	178	175	177
Net income	11	10	19

Net credit-related charge-offs	4	8	9

Selected average balances:
Assets	5,962	5,973	5,945
Loans	5,271	5,276	5,250
Deposits	21,241	21,049	20,524

•	Average loans decreased $5 million, primarily due to a decrease in Retail Banking, partially offset by an increase in Small Business.

•	Average deposits increased $192 million, primarily due to increases in Retail Banking and Small Business.

•
Noninterest income increased $5 million, primarily due to a $6 million annual incentive received in the second quarter 2013 from Comerica's third-party credit card provider, partially offset by a second quarter 2013 securities loss of $2 million.

•	Noninterest expense increased $3 million, primarily due to small increases in several categories.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 7

Wealth Management

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net interest income (FTE)	$46	$46	$46
Provision for credit losses	(3)	(6)	2
Noninterest income	65	65	66
Noninterest expenses	77	79	79
Net income	24	25	20

Net credit-related charge-offs	2	—	10

Selected average balances:
Assets	4,828	4,738	4,604
Loans	4,667	4,588	4,529
Deposits	3,701	3,682	3,640

•	Average loans increased $79 million, primarily due to an increase in Private Banking.

•	Noninterest expenses decreased $2 million, primarily due to small decreases in several categories.

Geographic Market Segments
Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at June 30, 2013 and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	2nd Qtr '13		1st Qtr '13		2nd Qtr '12
Michigan	$77	32%	$77	34%	$81	33%
California	65	27	56	24	66	27
Texas	46	19	44	18	49	20
Other Markets	54	22	56	24	49	20
	242	100%	233	100%	245	100%
Finance & Other (a)	(99)		(99)		(102)
Total	$143		$134		$143
(a) Includes items not directly associated with the geographic markets.

•
Average loans increased $370 million and $108 million in California and Texas, respectively, and decreased $52 million in Michigan. The increase in California primarily reflected increases in National Dealer Services and Commercial Real Estate. In Texas, the increase was primarily due to an increase in general Middle Market.

•
Average deposits increased $315 million and $228 million in California and Texas, respectively, and decreased $96 million in Michigan. The increase in California primarily reflected increases in general Middle Market and Corporate Banking. In Texas, the increase was primarily due to increases in Corporate Banking, Technology and Life Sciences, and Energy.

•	The provision for credit losses in California decreased $14 million, primarily reflecting decreases in Technology and Life Sciences and general Middle Market.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 8

Michigan Market

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net interest income (FTE)	$187	$189	$196
Provision for credit losses	(4)	(8)	(6)
Noninterest income	88	92	96
Noninterest expenses	161	168	175
Net income	77	77	81

Net credit-related charge-offs	4	5	10

Selected average balances:
Assets	14,022	14,042	14,028
Loans	13,598	13,650	13,759
Deposits	20,159	20,255	19,224
California Market

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net interest income (FTE)	$173	$171	$171
Provision for credit losses	7	21	6
Noninterest income	36	35	37
Noninterest expenses	100	97	97
Net income	65	56	66

Net credit-related charge-offs	12	10	12

Selected average balances:
Assets	14,155	13,795	12,870
Loans	13,912	13,542	12,647
Deposits	14,671	14,356	14,149
Texas Market

(dollar amounts in millions)	2nd Qtr '13	1st Qtr '13	2nd Qtr '12
Net interest income (FTE)	$131	$135	$143
Provision for credit losses	6	8	9
Noninterest income	34	31	31
Noninterest expenses	89	91	88
Net income	46	44	49

Net credit-related charge-offs	(3)	6	4

Selected average balances:
Assets	10,886	10,795	10,268
Loans	10,179	10,071	9,506
Deposits	10,187	9,959	10,185

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 9

Conference Call and Webcast
Comerica will host a conference call to review second quarter 2013 financial results at 7 a.m. CT Tuesday, July 16, 2013. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 96351362). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS SECOND QUARTER 2013 NET INCOME OF $143 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2012. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2013	2013	2012	2013	2012
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.76	$0.70	$0.73	$1.46	$1.39
Cash dividends declared	0.17	0.17	0.15	0.34	0.25
Common shareholders' equity (at period end)	37.32	37.41	36.18
Tangible common equity (at period end) (a)	33.79	33.90	32.76

Average diluted shares (in thousands)	186,998	187,442	194,487	187,219	195,254
KEY RATIOS
Return on average common shareholders' equity	8.23%	7.68%	8.22%	7.95%	7.86%
Return on average assets	0.90	0.84	0.93	0.87	0.89
Tier 1 common capital ratio (a) (b)	10.41	10.37	10.39
Tier 1 risk-based capital ratio (b)	10.41	10.37	10.39
Total risk-based capital ratio (b)	13.27	13.41	13.91
Leverage ratio (b)	10.81	10.75	10.97
Tangible common equity ratio (a)	10.04	9.86	10.31
AVERAGE BALANCES
Commercial loans	$28,393	$28,056	$25,983	$28,225	$25,359
Real estate construction loans:
Commercial Real Estate business line (c)	1,218	1,116	1,035	1,167	1,046
Other business lines (d)	235	198	385	217	391
Total real estate construction loans	1,453	1,314	1,420	1,384	1,437
Commercial mortgage loans:
Commercial Real Estate business line (c)	1,798	1,836	2,443	1,817	2,482
Other business lines (d)	7,394	7,562	7,540	7,478	7,611
Total commercial mortgage loans	9,192	9,398	9,983	9,295	10,093
Lease financing	855	857	869	856	883
International loans	1,262	1,282	1,265	1,272	1,235
Residential mortgage loans	1,602	1,556	1,487	1,579	1,503
Consumer loans	2,136	2,154	2,221	2,145	2,239
Total loans	44,893	44,617	43,228	44,756	42,749

Earning assets	58,928	58,607	56,652	58,769	56,418
Total assets	63,709	63,451	61,681	63,736	61,513

Noninterest-bearing deposits	22,076	21,506	20,128	21,793	19,882
Interest-bearing deposits	29,372	29,186	28,544	29,302	28,609
Total deposits	51,448	50,692	48,672	51,095	48,491

Common shareholders' equity	6,982	6,956	7,002	6,969	6,971
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$415	$416	$435	$831	$878
Fully taxable equivalent adjustment	1	—	—	1	1
Net interest margin (fully taxable equivalent basis)	2.83%	2.88%	3.10%	2.86%	3.14%
CREDIT QUALITY
Nonaccrual loans	$449	$494	$719
Reduced-rate loans	22	21	28
Total nonperforming loans (e)	471	515	747
Foreclosed property	29	40	67
Total nonperforming assets (e)	500	555	814

Loans past due 90 days or more and still accruing	20	25	43

Gross loan charge-offs	35	38	64	$73	$126
Loan recoveries	18	14	19	32	36
Net loan charge-offs	17	24	45	41	90

Allowance for loan losses	613	617	667
Allowance for credit losses on lending-related commitments	36	36	36
Total allowance for credit losses	649	653	703

Allowance for loan losses as a percentage of total loans	1.35%	1.37%	1.52%
Net loan charge-offs as a percentage of average total loans (f)	0.15	0.21	0.42	0.18%	0.42%
Nonperforming assets as a percentage of total loans and foreclosed property (e)	1.10	1.23	1.85
Allowance for loan losses as a percentage of total nonperforming loans	130	120	89

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	June 30, 2013 ratios are estimated.

(c)	Primarily loans to real estate developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2013	2013	2012	2012
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,016	$877	$1,395	$1,076

Federal funds sold	31	—	100	—
Interest-bearing deposits with banks	2,878	4,720	3,039	3,064
Other short-term investments	119	115	125	170

Investment securities available-for-sale	9,631	10,286	10,297	9,940

Commercial loans	29,186	28,508	29,513	27,016
Real estate construction loans	1,479	1,396	1,240	1,377
Commercial mortgage loans	9,007	9,317	9,472	9,830
Lease financing	843	853	859	858
International loans	1,209	1,269	1,293	1,224
Residential mortgage loans	1,611	1,568	1,527	1,469
Consumer loans	2,124	2,156	2,153	2,218
Total loans	45,459	45,067	46,057	43,992
Less allowance for loan losses	(613)	(617)	(629)	(667)
Net loans	44,846	44,450	45,428	43,325

Premises and equipment	604	618	622	667
Accrued income and other assets	3,822	3,819	4,063	4,138
Total assets	$62,947	$64,885	$65,069	$62,380

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$21,870	$22,777	$23,279	$21,330

Money market and interest-bearing checking deposits	21,677	21,540	21,273	19,993
Savings deposits	1,677	1,652	1,606	1,629
Customer certificates of deposit	5,594	5,753	5,531	6,045
Foreign office time deposits	437	395	502	376
Total interest-bearing deposits	29,385	29,340	28,912	28,043
Total deposits	51,255	52,117	52,191	49,373

Short-term borrowings	131	58	110	83
Accrued expenses and other liabilities	1,049	1,023	1,106	1,154
Medium- and long-term debt	3,601	4,699	4,720	4,742
Total liabilities	56,036	57,897	58,127	55,352

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,160	2,157	2,162	2,144
Accumulated other comprehensive loss	(538)	(410)	(413)	(301)
Retained earnings	6,127	6,020	5,931	5,744
Less cost of common stock in treasury - 42,999,083 shares at 6/30/13, 41,361,612 shares at 3/31/13, 39,889,610 shares at 12/31/12 and 33,889,392 shares at 6/30/12	(1,979)	(1,920)	(1,879)	(1,700)
Total shareholders' equity	6,911	6,988	6,942	7,028
Total liabilities and shareholders' equity	$62,947	$64,885	$65,069	$62,380

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans	$388	$408	$778	$819
Interest on investment securities	52	59	105	122
Interest on short-term investments	3	3	6	6
Total interest income	443	470	889	947
INTEREST EXPENSE
Interest on deposits	15	18	30	37
Interest on medium- and long-term debt	14	17	29	33
Total interest expense	29	35	59	70
Net interest income	414	435	830	877
Provision for credit losses	13	19	29	41
Net interest income after provision for credit losses	401	416	801	836
NONINTEREST INCOME
Service charges on deposit accounts	53	53	108	109
Fiduciary income	44	39	87	77
Commercial lending fees	22	24	43	49
Letter of credit fees	16	18	32	35
Card fees	13	12	25	23
Foreign exchange income	9	10	18	20
Bank-owned life insurance	10	10	19	20
Brokerage fees	4	4	9	9
Net securities (losses) gains	(2)	6	(2)	11
Other noninterest income	39	35	69	64
Total noninterest income	208	211	408	417
NONINTEREST EXPENSES
Salaries	182	189	370	390
Employee benefits	63	61	126	120
Total salaries and employee benefits	245	250	496	510
Net occupancy expense	39	40	78	81
Equipment expense	15	16	30	33
Outside processing fee expense	30	26	58	52
Software expense	22	21	44	44
Merger and restructuring charges	—	8	—	8
FDIC insurance expense	8	10	17	20
Advertising expense	6	7	12	14
Other real estate expense	1	1	2	4
Other noninterest expenses	50	55	95	115
Total noninterest expenses	416	434	832	881
Income before income taxes	193	193	377	372
Provision for income taxes	50	50	100	98
NET INCOME	143	143	277	274
Less income allocated to participating securities	2	2	4	3
Net income attributable to common shares	$141	$141	$273	$271
Earnings per common share:
Basic	$0.77	$0.73	$1.48	$1.39
Diluted	0.76	0.73	1.46	1.39

Comprehensive income	15	169	152	329

Cash dividends declared on common stock	32	29	64	49
Cash dividends declared per common share	0.17	0.15	0.34	0.25

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2013 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2013		Second Quarter 2012
(in millions, except per share data)	2013	2013	2012	2012	2012	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$388	$390	$398	$400	$408	$(2)	—%	$(20)	(5)%
Interest on investment securities	52	53	55	57	59	(1)	(3)	(7)	(13)
Interest on short-term investments	3	3	3	3	3	—	—	—	—
Total interest income	443	446	456	460	470	(3)	(1)	(27)	(6)
INTEREST EXPENSE
Interest on deposits	15	15	16	17	18	—	—	(3)	(21)
Interest on medium- and long-term debt	14	15	16	16	17	(1)	(7)	(3)	(15)
Total interest expense	29	30	32	33	35	(1)	(6)	(6)	(18)
Net interest income	414	416	424	427	435	(2)	—	(21)	(5)
Provision for credit losses	13	16	16	22	19	(3)	(15)	(6)	(30)
Net interest income after provision for credit losses	401	400	408	405	416	1	—	(15)	(3)
NONINTEREST INCOME
Service charges on deposit accounts	53	55	52	53	53	(2)	(3)	—	—
Fiduciary income	44	43	42	39	39	1	2	5	10
Commercial lending fees	22	21	25	22	24	1	5	(2)	(7)
Letter of credit fees	16	16	17	19	18	—	—	(2)	(7)
Card fees	13	12	12	12	12	1	7	1	9
Foreign exchange income	9	9	9	9	10	—	—	(1)	(4)
Bank-owned life insurance	10	9	9	10	10	1	15	—	—
Brokerage fees	4	5	5	5	4	(1)	(7)	—	—
Net securities (losses) gains	(2)	—	1	—	6	(2)	N/M	(8)	N/M
Other noninterest income	39	30	32	28	35	9	28	4	11
Total noninterest income	208	200	204	197	211	8	5	(3)	(1)
NONINTEREST EXPENSES
Salaries	182	188	196	192	189	(6)	(3)	(7)	(4)
Employee benefits	63	63	59	61	61	—	—	2	3
Total salaries and employee benefits	245	251	255	253	250	(6)	(2)	(5)	(2)
Net occupancy expense	39	39	42	40	40	—	—	(1)	—
Equipment expense	15	15	15	17	16	—	—	(1)	(5)
Outside processing fee expense	30	28	28	27	26	2	7	4	12
Software expense	22	22	23	23	21	—	—	1	2
Merger and restructuring charges	—	—	2	25	8	—	—	(8)	N/M
FDIC insurance expense	8	9	9	9	10	(1)	(13)	(2)	(14)
Advertising expense	6	6	6	7	7	—	—	(1)	(15)
Other real estate expense	1	1	3	2	1	—	—	—	—
Other noninterest expenses	50	45	44	46	55	5	10	(5)	(9)
Total noninterest expenses	416	416	427	449	434	—	—	(18)	(4)
Income before income taxes	193	184	185	153	193	9	6	—	—
Provision for income taxes	50	50	55	36	50	—	—	—	—
NET INCOME	143	134	130	117	143	9	8	—	—
Less income allocated to participating securities	2	2	2	1	2	—	—	—	—
Net income attributable to common shares	$141	$132	$128	$116	$141	$9	8%	$—	—%
Earnings per common share:
Basic	$0.77	$0.71	$0.68	$0.61	$0.73	$0.06	8%	$0.04	5%
Diluted	0.76	0.70	0.68	0.61	0.73	0.06	9	0.03	4

Comprehensive income (loss)	15	137	(30)	165	169	(122)	(89)	(154)	(91)

Cash dividends declared on common stock	32	32	28	29	29	—	—	3	8
Cash dividends declared per common share	0.17	0.17	0.15	0.15	0.15	—	—	0.02	13
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2013		2012
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$617	$629	$647	$667	$704

Loan charge-offs:
Commercial	19	21	42	19	26
Real estate construction:
Commercial Real Estate business line (a)	2	—	1	2	2
Other business lines (b)	—	—	—	—	1
Total real estate construction	2	—	1	2	3
Commercial mortgage:
Commercial Real Estate business line (a)	2	1	5	12	16
Other business lines (b)	7	12	6	13	11
Total commercial mortgage	9	13	11	25	27
International	—	—	—	1	—
Residential mortgage	1	1	2	6	3
Consumer	4	3	4	6	5
Total loan charge-offs	35	38	60	59	64

Recoveries on loans previously charged-off:
Commercial	11	6	13	7	10
Real estate construction	1	1	1	3	1
Commercial mortgage	3	5	6	5	4
International	—	—	1	—	—
Residential mortgage	1	1	1	—	—
Consumer	2	1	1	1	4
Total recoveries	18	14	23	16	19
Net loan charge-offs	17	24	37	43	45
Provision for loan losses	13	12	19	23	8
Balance at end of period	$613	$617	$629	$647	$667

Allowance for loan losses as a percentage of total loans	1.35%	1.37%	1.37%	1.46%	1.52%

Net loan charge-offs as a percentage of average total loans	0.15	0.21	0.34	0.39	0.42

(a)	Primarily charge-offs of loans to real estate developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2013		2012
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$36	$32	$35	$36	$25
Add: Provision for credit losses on lending-related commitments	—	4	(3)	(1)	11
Balance at end of period	$36	$36	$32	$35	$36

Unfunded lending-related commitments sold	$1	$2	$—	$—	$—

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2013		2012
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$102	$102	$103	$154	$175
Real estate construction:
Commercial Real Estate business line (a)	26	30	30	45	60
Other business lines (b)	2	3	3	6	9
Total real estate construction	28	33	33	51	69
Commercial mortgage:
Commercial Real Estate business line (a)	69	86	94	137	155
Other business lines (b)	157	178	181	219	220
Total commercial mortgage	226	264	275	356	375
Lease financing	—	—	3	3	4
Total nonaccrual business loans	356	399	414	564	623
Retail loans:
Residential mortgage	62	65	70	69	76
Consumer:
Home equity	28	28	31	28	16
Other consumer	3	2	4	4	4
Total consumer	31	30	35	32	20
Total nonaccrual retail loans	93	95	105	101	96
Total nonaccrual loans	449	494	519	665	719
Reduced-rate loans	22	21	22	27	28
Total nonperforming loans (c)	471	515	541	692	747
Foreclosed property	29	40	54	63	67
Total nonperforming assets (c)	$500	$555	$595	$755	$814

Nonperforming loans as a percentage of total loans	1.04%	1.14%	1.17%	1.57%	1.70%
Nonperforming assets as a percentage of total loans and foreclosed property	1.10	1.23	1.29	1.71	1.85
Allowance for loan losses as a percentage of total nonperforming loans	130	120	116	94	89
Loans past due 90 days or more and still accruing	$20	$25	$23	$36	$43

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$494	$519	$665	$719	$830
Loans transferred to nonaccrual (d)	37	34	36	35	47
Nonaccrual business loan gross charge-offs (e)	(25)	(34)	(54)	(46)	(56)
Loans transferred to accrual status (d)	—	—	—	—	(41)
Nonaccrual business loans sold (f)	(9)	(7)	(48)	(20)	(16)
Payments/Other (g)	(48)	(18)	(80)	(23)	(45)
Nonaccrual loans at end of period	$449	$494	$519	$665	$719
(a) Primarily loans to real estate developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$25	$34	$54	$46	$56
Performing watch list loans	5	—	—	1	—
Consumer and residential mortgage loans	5	4	6	12	8
Total gross loan charge-offs	$35	$38	$60	$59	$64
(f) Analysis of loans sold:
Nonaccrual business loans	$9	$7	$48	$20	$16
Performing watch list loans	40	12	24	42	7
Total loans sold	$49	$19	$72	$62	$23
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2013			June 30, 2012
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$28,225	$462	3.30%	$25,359	$446	3.54%
Real estate construction loans	1,384	28	4.10	1,437	32	4.54
Commercial mortgage loans	9,295	183	3.97	10,093	231	4.59
Lease financing	856	14	3.23	883	15	3.35
International loans	1,272	23	3.72	1,235	23	3.71
Residential mortgage loans	1,579	33	4.21	1,503	35	4.65
Consumer loans	2,145	36	3.33	2,239	38	3.43
Total loans (a)	44,756	779	3.51	42,749	820	3.86

Mortgage-backed securities available-for-sale	9,532	104	2.18	9,312	120	2.60
Other investment securities available-for-sale	374	1	0.55	496	2	0.79
Total investment securities available-for-sale	9,906	105	2.16	9,808	122	2.57

Interest-bearing deposits with banks (b)	3,990	5	0.26	3,723	5	0.26
Other short-term investments	117	1	1.67	138	1	1.76
Total earning assets	58,769	890	3.06	56,418	948	3.39

Cash and due from banks	975			965
Allowance for loan losses	(629)			(723)
Accrued income and other assets	4,621			4,853
Total assets	$63,736			$61,513

Money market and interest-bearing checking deposits	$21,442	15	0.14	$20,623	18	0.18
Savings deposits	1,640	—	0.03	1,575	1	0.08
Customer certificates of deposit	5,715	13	0.45	6,042	17	0.55
Foreign office time deposits	505	2	0.57	369	1	0.61
Total interest-bearing deposits	29,302	30	0.20	28,609	37	0.26

Short-term borrowings	158	—	0.09	73	—	0.11
Medium- and long-term debt	4,374	29	1.37	4,897	33	1.37
Total interest-bearing sources	33,834	59	0.35	33,579	70	0.42

Noninterest-bearing deposits	21,793			19,882
Accrued expenses and other liabilities	1,140			1,081
Total shareholders' equity	6,969			6,971
Total liabilities and shareholders' equity	$63,736			$61,513

Net interest income/rate spread (FTE)		$831	2.71		$878	2.97

FTE adjustment		$1			$1

Impact of net noninterest-bearing sources of funds			0.15			0.17
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.86%			3.14%
(a) Accretion of the purchase discount on the acquired loan portfolio of $18 million and $43 million in the six months ended June 30, 2013 and 2012, respectively, increased the net interest margin by 6 basis points and 15 basis points in each respective period.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 18 basis points and 20 basis points in the six months ended June 30, 2013 and 2012, respectively.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$28,393	$233	3.29%	$28,056	$229	3.31%	$25,983	$227	3.52%
Real estate construction loans	1,453	15	4.04	1,314	13	4.15	1,420	15	4.50
Commercial mortgage loans	9,192	88	3.86	9,398	95	4.08	9,983	112	4.46
Lease financing	855	7	3.22	857	7	3.23	869	7	3.28
International loans	1,262	12	3.81	1,282	11	3.62	1,265	12	3.66
Residential mortgage loans	1,602	16	4.04	1,556	17	4.39	1,487	17	4.53
Consumer loans	2,136	18	3.30	2,154	18	3.36	2,221	18	3.37
Total loans (a)	44,893	389	3.47	44,617	390	3.54	43,228	408	3.79

Mortgage-backed securities available-for-sale	9,415	51	2.17	9,650	53	2.19	9,262	58	2.51
Other investment securities available-for-sale	378	1	0.56	371	—	0.54	466	1	0.85
Total investment securities available-for-sale	9,793	52	2.15	10,021	53	2.17	9,728	59	2.49

Interest-bearing deposits with banks (b)	4,125	3	0.26	3,852	2	0.27	3,555	3	0.26
Other short-term investments	117	—	1.05	117	1	2.30	141	—	1.55
Total earning assets	58,928	444	3.02	58,607	446	3.09	56,652	470	3.35

Cash and due from banks	972			979			931
Allowance for loan losses	(625)			(633)			(710)
Accrued income and other assets	4,434			4,498			4,808
Total assets	$63,709			$63,451			$61,681

Money market and interest-bearing checking deposits	$21,544	8	0.13	$21,294	7	0.14	$20,451	8	0.18
Savings deposits	1,658	—	0.03	1,623	—	0.03	1,607	1	0.07
Customer certificates of deposit	5,685	6	0.43	5,744	7	0.47	6,107	9	0.53
Foreign office time deposits	485	1	0.60	525	1	0.55	379	—	0.64
Total interest-bearing deposits	29,372	15	0.19	29,186	15	0.21	28,544	18	0.25

Short-term borrowings	193	—	0.07	123	—	0.11	68	—	0.12
Medium- and long-term debt	4,044	14	1.43	4,707	15	1.32	4,854	17	1.40
Total interest-bearing sources	33,609	29	0.34	34,016	30	0.36	33,466	35	0.42

Noninterest-bearing deposits	22,076			21,506			20,128
Accrued expenses and other liabilities	1,042			973			1,085
Total shareholders' equity	6,982			6,956			7,002
Total liabilities and shareholders' equity	$63,709			$63,451			$61,681

Net interest income/rate spread (FTE)		$415	2.68		$416	2.73		$435	2.93

FTE adjustment		$1			$—			$—

Impact of net noninterest-bearing sources of funds			0.15			0.15			0.17
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.83%			2.88%			3.10%
(a) Accretion of the purchase discount on the acquired loan portfolio of $7 million, $11 million and $18 million in the second and first quarters of 2013 and the second quarter of 2012, respectively, increased the net interest margin by 5 basis points, 8 basis points and 13 basis points in each respective period.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 18 basis points and 17 basis points in the second and first quarters of 2013 and 18 basis points in the second quarter of 2012, respectively.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions, except per share data)	2013	2013	2012	2012	2012

Commercial loans:
Floor plan	$3,241	$2,963	$2,939	$2,276	$2,406
Other	25,945	25,545	26,574	25,184	24,610
Total commercial loans	29,186	28,508	29,513	27,460	27,016
Real estate construction loans:
Commercial Real Estate business line (a)	1,223	1,185	1,049	1,003	991
Other business lines (b)	256	211	191	389	386
Total real estate construction loans	1,479	1,396	1,240	1,392	1,377
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,743	1,812	1,873	2,020	2,315
Other business lines (b)	7,264	7,505	7,599	7,539	7,515
Total commercial mortgage loans	9,007	9,317	9,472	9,559	9,830
Lease financing	843	853	859	837	858
International loans	1,209	1,269	1,293	1,277	1,224
Residential mortgage loans	1,611	1,568	1,527	1,495	1,469
Consumer loans:
Home equity	1,474	1,498	1,537	1,570	1,584
Other consumer	650	658	616	604	634
Total consumer loans	2,124	2,156	2,153	2,174	2,218
Total loans	$45,459	$45,067	$46,057	$44,194	$43,992

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	18	19	20	23	25
Loan servicing rights	2	2	2	2	3

Tier 1 common capital ratio (c) (d)	10.41%	10.37%	10.14%	10.37%	10.39%
Tier 1 risk-based capital ratio (c)	10.41	10.37	10.14	10.37	10.39
Total risk-based capital ratio (c)	13.27	13.41	13.15	13.69	13.91
Leverage ratio (c)	10.81	10.75	10.57	10.78	10.97
Tangible common equity ratio (d)	10.04	9.86	9.76	10.30	10.31

Common shareholders' equity per share of common stock	$37.32	$37.41	$36.87	$37.01	$36.18
Tangible common equity per share of common stock (d)	33.79	33.90	33.38	33.56	32.76
Market value per share for the quarter:
High	40.44	36.99	32.14	33.38	32.88
Low	33.55	30.73	27.72	29.32	27.88
Close	39.83	35.95	30.34	31.05	30.71

Quarterly ratios:
Return on average common shareholders' equity	8.23%	7.68%	7.36%	6.67%	8.22%
Return on average assets	0.90	0.84	0.81	0.75	0.93
Efficiency ratio (e)	66.43	67.58	68.08	71.68	67.53

Number of banking centers	484	487	487	490	493

Number of employees - full time equivalent	8,929	9,001	9,035	9,079	9,083

(a)	Primarily loans to real estate developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	June 30, 2013 ratios are estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	June 30,	December 31,	June 30,
(in millions, except share data)	2013	2012	2012

ASSETS
Cash and due from subsidiary bank	$3	$2	$2
Short-term investments with subsidiary bank	473	431	442
Other short-term investments	92	88	86
Investment in subsidiaries, principally banks	6,979	7,045	7,130
Premises and equipment	4	4	4
Other assets	137	150	146
Total assets	$7,688	$7,720	$7,810

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$622	$629	$633
Other liabilities	155	149	149
Total liabilities	777	778	782

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,160	2,162	2,144
Accumulated other comprehensive loss	(538)	(413)	(301)
Retained earnings	6,127	5,931	5,744
Less cost of common stock in treasury - 42,999,083 shares at 6/30/13, 39,889,610 shares at 12/31/12 and 33,889,392 shares at 6/30/12	(1,979)	(1,879)	(1,700)
Total shareholders' equity	6,911	6,942	7,028
Total liabilities and shareholders' equity	$7,688	$7,720	$7,810

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	274	—	274
Other comprehensive income, net of tax	—	—	—	55	—	—	55
Cash dividends declared on common stock ($0.25 per share)	—	—	—	—	(49)	—	(49)
Purchase of common stock	(4.1)	—	—	—	—	(125)	(125)
Net issuance of common stock under employee stock plans	1.1	—	(49)	—	(27)	60	(16)
Share-based compensation	—	—	21	—	—	—	21
Other	—	—	2	—	—	(2)	—
BALANCE AT JUNE 30, 2012	194.3	$1,141	$2,144	$(301)	$5,744	$(1,700)	$7,028

BALANCE AT DECEMBER 31, 2012	188.3	$1,141	$2,162	$(413)	$5,931	$(1,879)	$6,942
Net income	—	—	—	—	277	—	277
Other comprehensive loss, net of tax	—	—	—	(125)	—	—	(125)
Cash dividends declared on common stock ($0.34 per share)	—	—	—	—	(64)	—	(64)
Purchase of common stock	(4.1)	—	—	—	—	(146)	(146)
Net issuance of common stock under employee stock plans	1	—	(19)	—	(17)	45	9
Share-based compensation	—	—	18	—	—	—	18
Other	—	—	(1)	—	—	1	—
BALANCE AT JUNE 30, 2013	185.2	$1,141	$2,160	$(538)	$6,127	$(1,979)	$6,911

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended June 30, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$372	$154	$46	$(165)	$8	$415
Provision for credit losses	10	5	(3)	—	1	13
Noninterest income	80	46	65	15	2	208
Noninterest expenses	147	178	77	3	11	416
Provision (benefit) for income taxes (FTE)	88	6	13	(55)	(1)	51
Net income (loss)	$207	$11	$24	$(98)	$(1)	$143
Net credit-related charge-offs	$11	$4	$2	—	—	$17

Selected average balances:
Assets	$36,017	$5,962	$4,828	$11,514	$5,388	$63,709
Loans	34,955	5,271	4,667	—	—	44,893
Deposits	25,987	21,241	3,701	283	236	51,448

Statistical data:
Return on average assets (a)	2.30%	0.20%	2.00%	N/M	N/M	0.90%
Efficiency ratio (b)	32.41	87.98	69.86	N/M	N/M	66.43

	Business	Retail	Wealth
Three Months Ended March 31, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$375	$155	$46	$(167)	$7	$416
Provision for credit losses	20	6	(6)	—	(4)	16
Noninterest income	77	41	65	14	3	200
Noninterest expenses	146	175	79	3	13	416
Provision (benefit) for income taxes (FTE)	88	5	13	(58)	2	50
Net income (loss)	$198	$10	$25	$(98)	$(1)	$134
Net credit-related charge-offs	$16	$8	$—	—	—	$24

Selected average balances:
Assets	$35,780	$5,973	$4,738	$11,747	$5,213	$63,451
Loans	34,753	5,276	4,588	—	—	44,617
Deposits	25,514	21,049	3,682	275	172	50,692

Statistical data:
Return on average assets (a)	2.21%	0.18%	2.12%	N/M	N/M	0.84%
Efficiency ratio (b)	32.30	89.37	71.09	N/M	N/M	67.58

	Business	Retail	Wealth
Three Months Ended June 30, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$379	$161	$46	$(160)	9	$435
Provision for credit losses	12	3	2	—	2	19
Noninterest income	83	47	66	17	(2)	211
Noninterest expenses	151	177	79	3	24	434
Provision (benefit) for income taxes (FTE)	93	9	11	(54)	(9)	50
Net income (loss)	$206	$19	$20	$(92)	$(10)	$143
Net credit-related charge-offs	$26	$9	$10	—	—	$45

Selected average balances:
Assets	$34,373	$5,945	$4,604	$11,684	$5,075	$61,681
Loans	33,449	5,250	4,529	—	—	43,228
Deposits	24,143	20,524	3,640	171	194	48,672

Statistical data:
Return on average assets (a)	2.40%	0.35%	1.80%	N/M	N/M	0.93%
Efficiency ratio (b)	32.73	84.87	73.87	N/M	N/M	67.53
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended June 30, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$187	$173	$131	$81	$(157)	$415
Provision for credit losses	(4)	7	6	3	1	13
Noninterest income	88	36	34	33	17	208
Noninterest expenses	161	100	89	52	14	416
Provision (benefit) for income taxes (FTE)	41	37	24	5	(56)	51
Net income (loss)	$77	$65	$46	$54	$(99)	$143
Net credit-related charge-offs	$4	$12	$(3)	$4	$—	$17

Selected average balances:
Assets	$14,022	$14,155	$10,886	$7,744	$16,902	$63,709
Loans	13,598	13,912	10,179	7,204	—	44,893
Deposits	20,159	14,671	10,187	5,912	519	51,448

Statistical data:
Return on average assets (a)	1.47%	1.65%	1.62%	2.79%	N/M	0.90%
Efficiency ratio (b)	58.17	47.73	53.39	46.04	N/M	66.43

				Other	Finance
Three Months Ended March 31, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$189	$171	$135	$81	$(160)	$416
Provision for credit losses	(8)	21	8	(1)	(4)	16
Noninterest income	92	35	31	25	17	200
Noninterest expenses	168	97	91	44	16	416
Provision (benefit) for income taxes (FTE)	44	32	23	7	(56)	50
Net income (loss)	$77	$56	$44	$56	$(99)	$134
Net credit-related charge-offs	$5	$10	$6	$3	$—	$24

Selected average balances:
Assets	$14,042	$13,795	$10,795	$7,859	$16,960	$63,451
Loans	13,650	13,542	10,071	7,354	—	44,617
Deposits	20,255	14,356	9,959	5,675	447	50,692

Statistical data:
Return on average assets (a)	1.47%	1.45%	1.54%	2.86%	N/M	0.84%
Efficiency ratio (b)	59.53	47.04	54.99	42.11	N/M	67.58

				Other	Finance
Three Months Ended June 30, 2012	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$196	$171	$143	$76	$(151)	$435
Provision for credit losses	(6)	6	9	8	2	19
Noninterest income	96	37	31	32	15	211
Noninterest expenses	175	97	88	47	27	434
Provision (benefit) for income taxes (FTE)	42	39	28	4	(63)	50
Net income (loss)	$81	$66	$49	$49	$(102)	$143
Net credit-related charge-offs	$10	$12	$4	$19	$—	$45

Selected average balances:
Assets	$14,028	$12,870	$10,268	$7,756	$16,759	$61,681
Loans	13,759	12,647	9,506	7,316	—	43,228
Deposits	19,224	14,149	10,185	4,749	365	48,672

Statistical data:
Return on average assets (a)	1.60%	1.74%	1.71%	2.57%	N/M	0.93%
Efficiency ratio (b)	59.96	46.54	51.33	44.63	N/M	67.53
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2013	2013	2012	2012	2012

Tier 1 Common Capital Ratio:
Tier 1 and Tier 1 common capital (a) (b)	$6,800	$6,748	$6,705	$6,685	$6,676

Risk-weighted assets (a) (b)	$65,312	$65,099	$66,115	$64,486	$64,244

Tier 1 and Tier 1 common risk-based capital ratio (b)	10.41%	10.37%	10.14%	10.37%	10.39%

Basel III Tier 1 Common Capital Ratio:
Tier 1 common capital (b)	$6,800	$6,748	$6,705	$6,685	$6,676
Basel III adjustments (c)	—	(1)	(39)	(17)	(35)
Basel III Tier 1 common capital (c)	6,800	6,747	6,666	6,668	6,641
Basel III adjustments (d)	(537)	(409)	(413)	(253)	(301)
Basel III Tier 1 common capital (d)	$6,263	$6,338	$6,253	$6,415	$6,340

Risk-weighted assets (a) (b)	$65,312	$65,099	$66,115	$64,486	$64,244
Basel III adjustments (c)	2,165	1,996	1,854	2,313	2,329
Basel III risk-weighted assets (c)	$67,477	$67,095	$67,969	$66,799	$66,573

Tier 1 common capital ratio (b)	10.4%	10.4%	10.1%	10.4%	10.4%
Basel III Tier 1 common capital ratio (c)	10.1	10.1	9.8	10.0	10.0
Basel III Tier 1 common capital ratio (d)	9.3	9.4	9.2	9.6	9.5

Tangible Common Equity Ratio:
Common shareholders' equity	$6,911	$6,988	$6,942	$7,084	$7,028
Less:
Goodwill	635	635	635	635	635
Other intangible assets	20	21	22	25	28
Tangible common equity	$6,256	$6,332	$6,285	$6,424	$6,365

Total assets	$62,947	$64,885	$65,069	$63,000	$62,380
Less:
Goodwill	635	635	635	635	635
Other intangible assets	20	21	22	25	28
Tangible assets	$62,292	$64,229	$64,412	$62,340	$61,717

Common equity ratio	10.98%	10.77%	10.67%	11.24%	11.27%
Tangible common equity ratio	10.04	9.86	9.76	10.30	10.31

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,911	$6,988	$6,942	$7,084	$7,028
Tangible common equity	6,256	6,332	6,285	6,424	6,365

Shares of common stock outstanding (in millions)	185	187	188	191	194

Common shareholders' equity per share of common stock	$37.32	$37.41	$36.87	$37.01	$36.18
Tangible common equity per share of common stock	33.79	33.90	33.38	33.56	32.76
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) June 30, 2013 Tier 1 capital and risk-weighted assets are estimated.
(c) Estimated ratios based on the standardized approach in the final rule for the U.S. adoption of the Basel III regulatory capital framework and assuming the election to exclude most elements of AOCI.
(d) Estimated ratios based on the standardized approach in the final Basel III capital rules, assuming no election to exclude most elements of AOCI.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The Basel III Tier 1 common capital ratio further adjusts Tier 1 common capital and risk-weighted assets to account for the final rule approved by U.S. banking regulators in July 2013 for the U.S. adoption of the Basel III regulatory capital framework. The final Basel III capital rules are effective January 1, 2015 for banking organizations subject to the standardized approach. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.